Exhibit 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports First quarter 2014 Earnings

MANSFIELD, PENNSYLVANIA— April 29, 2014 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the three months ended March 31, 2014.

For the three months ended March 31, 2014, net income totaled $3,176,000 which compares to net income of $3,287,000 for the first quarter of 2013. This represents a decrease of $111,000, or 3.4%. Earnings per share of $1.05 for the first quarter compares to $1.08 last year.  Annualized return on equity for the comparable periods was 13.38% and 15.22%, while return on assets was 1.41% and 1.50%, respectively.

CEO and President Randall E. Black stated, “Financial results continue to remain strong and continue to place us near the top of our peers, even though performance is slightly below 2013’s first quarter results.  Margin compression and increasing regulatory burdens continue to be the primary factors in our first quarter results. However, our results reflect our commitment to remain a strong, well-capitalized, local community bank committed to serving our communities and customers, as well as providing exceptional shareholder return and value.  We continue to focus on our strategic plan, which includes investments in technology, new products and services, and wealth management resources.  During the first quarter, we introduced our mobile banking app which is an example of our commitment to serving our customers and meeting their needs for better and more convenient banking products and services”

Net interest income, before the provision for loan losses, increased from $7,313,000 for the three months ended March 31, 2013, to $7,512,000 for 2014.  Although interest income decreased $218,000, interest expense decreased $417,000 from last year’s first quarter resulting in an overall increase in net interest income of $199,000 over the comparable periods.  “The margin decreased from 3.90% last year to 3.87% this year due to the continued difficult economic environment that has been persistent in impacting us and others in our industry.  The prolonged interest rate environment has resulted in a continued decrease in the tax-effected yield on interest earning assets, from 4.72% last year to 4.47% this year.  Interest earning assets, mostly loans, increased by $28 million compared to last year, which helped significantly in offsetting the decline in yields.  The cost of interest bearing liabilities declined from .99% last year to .72% in 2014”, added Mr. Black.

At March 31, 2014, total assets were $902.6 million, up from total assets of $883 million as of March 31, 2013 and down slightly from total assets of $914.9 million at December 31, 2013.  The investment portfolio has decreased $6.3 million from year-end 2013.  Net loans of $526 million as of the end of March have decreased $7.5 million, or 1.4%, compared to the end of last year.  However, net loans have increased $29.2 million from the end of March 2013.  Asset quality remains strong.  As of March 31, 2014, non-performing assets totaled $10.5 million and represented 1.98% of loans.  This compares to 1.88% as of December 31, 2013.  Annualized net charge-offs as a percent of average loans remains very low at .03%.

Stockholders’ equity totaled $95.6 million at March 31, 2014, which compares to $92.1 million at December 31, 2013. Net income of $3.2 million was offset by cash dividends of $1.2 million.  Additionally, the unrealized gain on available for sale investment securities increased $1.4 million from the end of 2013 as a result of changes in interest rates impacting the fair value of investment securities.  A cash dividend of $.385 per share was paid on March 28, 2014 to shareholders of record on March 21, 2014.  This quarterly cash dividend is an increase of 35% over the dividend declared a year ago.
Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31	December 31	March 31
(in thousands except share data)	2014	2013	2013
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 10,642	$ 8,899	$ 6,162
Interest-bearing	767	1,184	30,952
Total cash and cash equivalents	11,409	10,083	37,114

Interest bearing time deposits with other banks	2,480	2,480	-

Available-for-sale securities	310,983	317,301	300,176

Loans held for sale	242	278	-

Loans (net of allowance for loan losses: $7,233 at March 31, 2014;
$7,098 at December 31, 2013 and $6,928 at March 31, 2013)	525,990	533,514	496,795

Premises and equipment	10,994	11,105	11,446
Accrued interest receivable	3,771	3,728	3,840
Goodwill	10,256	10,256	10,256
Bank owned life insurance	14,800	14,679	14,301
Other assets	11,701	11,510	9,022

TOTAL ASSETS	$ 902,626	$ 914,934	$ 882,950

LIABILITIES:
Deposits:
Noninterest-bearing	$ 95,230	$ 85,585	$ 85,330
Interest-bearing	658,413	662,731	651,591
Total deposits	753,643	748,316	736,921
Borrowed funds	45,728	66,932	45,556
Accrued interest payable	774	895	1,039
Other liabilities	6,897	6,735	8,664
TOTAL LIABILITIES	807,042	822,878	792,180
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at March 31, 2014, December 31, 2013 and March 31, 2013;
none issued in 2014 or 2013	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at March 31, 2014, December 31, 2013 and
March 31, 2013; issued 3,305,517 shares at March 31, 2014 and December 31, 2013;
3,161,324 shares at March 31, 2013	3,306	3,306	3,161
Additional paid-in capital	23,623	23,562	16,534
Retained earnings	76,340	74,325	74,276
Accumulated other comprehensive income (loss)	154	(1,225)	3,627
Treasury stock, at cost: 288,822 shares at March 31, 2014; 290,468 shares at
December 31, 2013 and 267,729 shares at March 31, 2013	(7,839)	(7,912)	(6,828)
TOTAL STOCKHOLDERS' EQUITY	95,584	92,056	90,770
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 902,626	$ 914,934	$ 882,950

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2014	2013
INTEREST INCOME:
Interest and fees on loans	$ 6,988	$ 7,137
Interest-bearing deposits with banks	13	10
Investment securities:
Taxable	888	963
Nontaxable	842	869
Dividends	50	20
TOTAL INTEREST INCOME	8,781	8,999
INTEREST EXPENSE:
Deposits	1,105	1,328
Borrowed funds	164	358
TOTAL INTEREST EXPENSE	1,269	1,686
NET INTEREST INCOME	7,512	7,313
Provision for loan losses	180	150
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,332	7,163
NON-INTEREST INCOME:
Service charges	995	1,024
Trust	191	201
Brokerage and insurance	120	92
Gains on loans sold	40	111
Investment securities gains, net	171	196
Earnings on bank owned life insurance	121	124
Other	105	104
TOTAL NON-INTEREST INCOME	1,743	1,852
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,917	2,805
Occupancy	350	342
Furniture and equipment	100	102
Professional fees	234	229
FDIC insurance	113	112
Pennsylvania shares tax	193	183
Other	1,140	1,049
TOTAL NON-INTEREST EXPENSES	5,047	4,822
Income before provision for income taxes	4,028	4,193
Provision for income taxes	852	906
NET INCOME	$ 3,176	$ 3,287

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.05	$ 1.08
Net Income - Diluted	$ 1.05	$ 1.08
Cash Dividends Paid	$ 0.385	$ 0.272

Number of shares used in computation - basic	3,012,204	3,033,716
Number of shares used in computation - diluted	3,012,398	3,034,165

Financial Highlights

	Three Months Ended
	March 31
	2014	2013
Performance Ratios and Share Data:
Return on average assets (annualized)	1.41%	1.50%
Return on average equity (annualized)	13.38%	15.22%
Net interest margin (tax equivalent)	3.87%	3.90%
Cash dividends paid per share	$ 0.385	$ 0.272
Earnings per share - basic	$ 1.05	$ 1.08
Earnings per share - diluted	$ 1.05	$ 1.08
Number of shares used in computation - basic	3,012,204	3,033,716
Number of shares used in computation - diluted	3,012,398	3,034,165

Balance Sheet Highlights (dollars in thousands):	March 31, 2014	December 31, 2013	March 31, 2013

Assets	$ 902,626	$ 914,934	$ 882,950
Investment securities:
Available for sale	310,983	317,301	300,176
Loans (net of unearned income)	533,223	540,612	503,723
Allowance for loan losses	7,233	7,098	6,928
Deposits	753,643	748,316	736,921
Stockholders' Equity	95,584	92,056	90,770
Non-performing assets	10,538	10,154	8,911
Non-performing assets to total loans	1.98%	1.88%	1.77%
Annualized net charge-offs to total loans	0.03%	0.02%	0.01%
Average Leverage Ratio	10.64%	10.42%	9.96%
Common shares outstanding	3,016,695	3,015,049	2,893,595
Book value per share	$ 31.63	$ 30.94	$ 28.69